Exhibit 10.1

Certain portions of this document have been omitted pursuant to Items 601(b)(10)(vi) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where omissions have been made. A copy of any omitted portion will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

EAST WEST BANK

LOAN AND SECURITY AGREEMENT

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(continued)

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(continued)

		Page

12.2	Indemnification	21
12.3	Time of Essence	21
12.4	Severability of Provisions	21
12.5	Amendments in Writing, Integration	21
12.6	Counterparts	21
12.7	Survival	22

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(continued)

Exhibits

A	-	Collateral Description Attachment to Loan and Security Agreement
B	-	Revolving Facility Note
C	-	Loan Advance/Paydown Request Form
D	-	Borrowing Base Certificate
E	-	Compliance Certificate

Schedule of Exceptions

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THIS LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of June 22, 2022, is entered into by and between EAST WEST BANK, a California banking corporation (“Bank”), and STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower.  This Agreement sets forth the terms on which Bank will advance credit to Borrower and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.           DEFINITIONS AND CONSTRUCTION.

1.1         Definitions.  As used in this Agreement, the following terms shall have the following respective definitions:

“ABL Facility” means that certain asset-based loan provided to Borrower by Webster Bank, provided that (i) the leverage applicable is permitted within the limitations of the Charter; and (ii) any assets securing repayment of the ABL Facility shall not include any of the Collateral.

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility.

“Advisor” means Star Mountain Fund Management, LLC, a Delaware limited liability company.

“Advisor Operating Agreement” means the Second Amended and Restated Limited Liability Company Agreement of Advisor dated as of July 1, 2014, in the form delivered to Bank as of the Closing Date.

 “Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners or members.

“Agreement” has the meaning specified in the preamble hereto.

“Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Bank” has the meaning specified in the preamble hereto.

“Borrower’s Books” means all of Borrower’s books and records including:  ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, tape files, and the equipment containing such information.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing Base” means an amount equal to the sum of:

(a)        seventy-five percent (75%) of the amount of Borrower’s Uncalled Capital from Institutional Investors, excluding:  (i) any Uncalled Capital allocable to an Institutional Investor that is a Defaulting Investor, irrespective of whether Advisor has declared such Institutional Investor to be a Defaulting Investor; and (ii) the portion of the Uncalled Capital allocable to an Institutional Investor that exceeds twenty-five percent (25%) of the aggregate Uncalled Capital of all Investors; and

(b)       fifty percent (50%) of the amount of Borrower’s Uncalled Capital from Non-Institutional Investors, excluding: (i) any Uncalled Capital allocable to a Non-Institutional Investor who is a Defaulting Investor, irrespective of whether Advisor has declared such Non-Institutional Investor to be a Defaulting Investor; and (ii) the portion of the uncalled Capital allocable to a Non-Institutional Investor that exceeds ten percent (10%) of the aggregate Uncalled Capital of all Investors.

“Borrowing Base Certificate” means a certificate in substantially the form attached hereto as Exhibit D.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Capital Call” means a request by Advisor to the Investors under the Charter for a Capital Contribution.

“Capital Commitment” means, with respect to each Investor, the amount specified in or on a schedule maintained by the Borrower as being the capital commitment of such Investor.

“Capital Contribution” means a contribution to the capital of Borrower in accordance with the terms of the Charter.

“Capital Table” means a table in form reasonably satisfactory to Bank showing each Investor and such Investor’s Capital Contributions and Capital Commitments.

“Change in Control” shall mean a circumstance in which (i) Advisor ceases to be the advisor of Borrower, or (ii) Advisor ceases to manage the business of Borrower, (iii) Brett Hickey ceases to be actively engaged in the day-to-day operations of Borrower or Advisor or (iv) an Investor or Investors transfer or purport to transfer partnership interests in Borrower or Capital Commitments representing more than ten percent (10%) of Borrower’s total Capital Commitments.

“Charter” means the Certificate of Incorporation of Borrower, dated as of May 13, 2021.

 “Closing Date” means the date of this Agreement.

“Code” means the California Commercial Code.

“Collateral” means the property described on Exhibit A attached hereto.

“Collateral Assignment” means the Collateral Assignment of Capital Call Rights executed by Borrower and Advisor in favor of Bank in connection with this Agreement.

“Compliance Certificate” means a certificate in substantially the form attached as Exhibit E.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Credit Extension” means each Advance or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“Defaulting Investor” means an Investor that has failed to make a Capital Contribution requested in any Capital Call within five (5) days after the deadline for such Capital Contribution under the Charter.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts, and attachments in which Borrower has any interest.

“Event of Default” means any one or more of the events specified in Article 8.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations, of Borrower.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Institutional Investor” means an Investor that is an insurance company, a university endowment fund, a bank, a fund of funds, a pension fund, a foundation or other investor that Bank, in its reasonable discretion, classifies as an institutional investor.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Investor” or “Investors” means the Persons identified from time to time as stockholders under the Charter, other than Advisor.

 “Loan Documents” means, collectively, this Agreement, the Note, any other note or notes executed by Borrower, the Collateral Assignment, and any other agreement, document or instrument entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business, operations, condition (financial or otherwise) or prospects of Borrower, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral.

“Negotiable Collateral” means all of Borrower’s present and future letters of credit of which Borrower is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower’s Books relating to any of the foregoing.

“Non-Institutional Investor” means an Investor other than an Institutional Investor.

“Note” means a promissory note in substantially the form attached to this Agreement as Exhibit B.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding, including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

“Permitted Indebtedness” means:

(a)          Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

(b)          Indebtedness to trade creditors in the ordinary course of business;

(c)         Indebtedness existing on the Closing Date and disclosed in the Schedule;

(d)         Indebtedness under the ABL Facility;

(e)         Subordinated Debt; and

(f)          Indebtedness incurred in the acquisition, operation, ownership or refinancing of Investments (including guaranties thereof), provided that such Indebtedness is not secured by and does not otherwise have a claim to any of the Collateral.

“Permitted Investment” means:

(a)          Investments existing on the Closing Date disclosed in the Schedule;

(b)          (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A 2 or P 2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, and (iv) money market accounts; and

(c)          Investments made in accordance with the Charter.

“Permitted Liens” means the following:

(a)         Any Liens existing on the Closing Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(b)         Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests;

(c)         Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) and (b) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(d)        Liens securing the Indebtedness described in clause (d) of the definition of Permitted Indebtedness, provided that such Liens do not encumber any portion of the Collateral;

(e)         Liens securing repayment of the ABL Facility; and

(f)         Other Liens as may from time to time be permitted hereunder.

“Permitted RIC Distributions” means distributions by Borrower (from the Collateral or otherwise) to the extent required to allow Borrower to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal and state income and excise taxes payable by Borrower in or with respect to any taxable year of Borrower (or any calendar year, as relevant).

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the greater of (i) the variable rate of interest, per annum, most recently announced by Bank, as its “prime rate,” whether or not such announced rate is the lowest rate available from Bank or (ii) four and three-quarters percent (4.75%) per annum.

“Responsible Officer” means Brett A. Hickey and such other Persons (if any) as designated in a certificate in form and substance acceptable to Bank delivered from time to time to Bank.

“Revolving Facility” means this Agreement under which Borrower may request Bank to issue Advances, as specified in Section 2.1 hereof.

“Revolving Line” means Credit Extensions hereunder in an aggregate amount of up to Twenty-Five Million Dollars ($25,000,000); provided that (i) in no event shall the Revolving Line exceed twenty percent (20%) of the aggregate Capital Commitments; and (ii) if at any time during the term of this Agreement, Investor redemption/repurchase requests exceed 7.5% of total Capital Commitments, no Advances shall be made, if at all, unless and until redemption/repurchase requests represent 5% or less of total Commitments; in each case, subject to written evidence of which, in form and content reasonably acceptable to Bank, and at all times subject to the Borrowing Base.

“Revolving Maturity Date” means the first anniversary of the Closing Date.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

“Transfer” has the meaning specified in Section 7.1 hereof.

“Uncalled Capital” means the aggregate amount of Capital Contributions that Borrower has the right on such date to demand from the Investors and that Borrower has not yet demanded.

1.2        Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all calculations made hereunder shall be made in accordance with GAAP.  When used herein, the terms “financial statements” shall include the notes and schedules thereto.

2.           LOAN AND TERMS OF PAYMENT.

2.1        Credit Extensions.  Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of the Revolving Line and the Borrowing Base, minus in each case outstanding Obligations, including Contingent Obligations owed to Bank by Borrower.  Amounts borrowed pursuant to this Section may be repaid and reborrowed at any time prior to the Revolving Maturity Date.  Borrower shall use the proceeds of each Advance for working capital, to make Investments, to make deposits, to pay management fees and legal fees, and to fund obligations in accordance with the Charter.

2.2        Procedure for Borrowing.  Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 12:00 noon, Pacific time on the Business Day the Advance is to be made.  Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C and a Borrowing Base Certificate.  Bank is authorized to make Advances under this Agreement, based upon written instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid.  Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance.  Bank will credit the amount of Advances made under this Section 2.2 to Borrower’s account at State Street Bank as described in, and subject to the terms and conditions of, Section 6.6.

2.3        Interest Rates, Payments, and Calculations.

(a)       Interest Rates.  Except as set forth in Section 2.3(b), each Advance shall bear interest on the outstanding daily balance thereof at a floating rate of interest per annum equal to the Prime Rate.

(b)       Late Fee; Default Rate.  If any payment (other than the payment due on the Revolving Maturity Date) is not made within ten (10) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law.  All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)       Payments.  Borrower promises to pay to the order of Bank when due, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower hereunder.  If at any time the aggregate amount of the outstanding Advances exceeds the lesser of (i) the Revolving Line and (ii) the Borrowing Base, Borrower shall upon notice from Bank immediately pay to Bank, in cash, the amount of such excess.  On the Revolving Maturity Date, all Advances under this Section shall be immediately due and payable.  Borrower may prepay any Advances without penalty or premium.  Borrower shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.  Interest hereunder shall be due and payable on the first calendar day of each month during the term hereof.  Bank shall have the option to deduct such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts (and/or in accordance with Section 6.6), or use the Revolving Line to pay interest, all Bank Expenses, and all Periodic Payments, in which case those amounts paid shall thereafter accrue interest at the rate then applicable hereunder.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.  Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d)       Computation.  In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate.  All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

2.4        Crediting Payments.  Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies.  After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.  Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.  Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5        Fees.  Borrower shall pay to Bank the following:

(a)       Upfront Fees.  On July 1, 2022 (or such later date as Bank may agree in writing in its sole discretion), a fully earned and non-refundable fee equal to 0.50% of the amount of the Revolving Line (i.e., a fee of $125,000).

(b)       Administrative Fee. On July 1, 2022 (or such later date as Bank may agree in writing in its sole discretion), and on each anniversary of the Closing Date, a fully earned and non-refundable fee equal to $10,000.

(c)       Unused Fee.  A fee equal to (i) when the average daily balance of the aggregate outstanding principal amount of the Advances in any fiscal quarter during the term hereof equals or exceeds than 60% of the Revolving Line amount, 0.35% per annum of the average unused portion of the Revolving Line during such fiscal quarter; and (ii) when the average daily balance of the aggregate outstanding principal amount of the Advances in any fiscal quarter during the term hereof is less than 60% of the Revolving Line amount, 0.75% per annum on the average unused portion of the Revolving Line during such fiscal quarter; in each case, which fee shall be payable quarterly in arrears within five (5) Business Days after Borrower’s receipt of an invoice therefor sent by Bank after the last day of such quarter and shall be nonrefundable.

(d)      Bank Expenses.  On the Closing Date, an amount equal to all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses.  After the Closing Date, Borrower shall pay Bank all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they become due, provided that Bank shall provide to Borrower copies of invoices or other documentary evidence of Bank Expenses for which such payment is sought.

2.6        Additional Costs.  In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority, that comes into effect or is implemented after the Closing Date:

(i)      subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the income of Bank);

(ii)       imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

(iii)      imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any additional expense upon Bank with respect to the Obligations, Bank shall notify Borrower thereof.  Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank’s calculation thereof, all in reasonable detail.

2.7       Term.  This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement.  Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.  Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.           CONDITIONS OF LOANS.

3.1        Conditions Precedent to Initial Credit Extension.  The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)       this Agreement, duly executed by an authorized officer of Borrower;

(b)      a certificate with respect to incumbency and resolutions of Borrower authorizing the execution and delivery of this Agreement, duly executed by an authorized officer of Borrower;

(c)       the Note, duly executed by an authorized officer of Borrower;

(d)       a UCC-1 financing statement containing the description of the Collateral set forth in Exhibit A to this Agreement and reflecting Borrower, as debtor, and Bank, as secured party, for filing with the Delaware Secretary of State;

(e)        the Collateral Assignment of Capital Call Rights, duly executed by an authorized officer of Borrower;

(f)        an executed copy of the Charter;

(g)       the Certificate of Incorporation of Borrower, certified by the Delaware Secretary of State;

(h)       an executed copy of the Advisor Operating Agreement;

(i)        the Certificate of Formation of Advisor, certified by the Delaware Secretary of State;

(j)        evidence that Borrower has completed at least one Capital Call and deposited the proceeds of such Capital Call into Borrower’s deposit account at State Street Bank (subject to a control agreement in favor of Bank);

(k)       a copy of all subscription agreements and any side letters between Borrower and its Investors;

(l)        payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

(m)      an automatic debit (and/or ACH) authorization from State Street Bank with respect to Borrower’s and Advisor’s bank accounts maintained with State Street Bank; and

(n)       such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2       Conditions Precedent to all Credit Extensions.  The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions:

(a)        timely receipt by Bank of the Payment/Advance Form as provided in Section 2.2;

(b)       after giving effect to such Advance, the outstanding Obligations incurred under this Agreement shall not exceed the lesser of (a) Borrowing Base or (b) the Revolving Line;

(c)        receipt by Bank of a current Borrowing Base Certificate and Borrower’s most recently reconciled Capital Call collections report;

(d)        Bank shall have approved all Investors whose Capital Commitments are included in the Borrowing Base supporting such Advance, provided that (i) Bank shall not unreasonably withhold such approval; (ii) Borrower may request the inclusion of Investors not previously included in any Borrowing Base Certificate no more frequently than quarterly; (iii) Borrower shall have provided to Bank, in advance of any inclusion thereof in a Borrowing Base Certificate, the subscription agreement and any side letter, duly executed by such Investor(s);

(e)        the Borrowing Base Certificate delivered by Borrower to Bank in support of such Advance shall include Uncalled Capital from only those Investors that have previously made a Capital Contribution to Borrower in response to a Capital Call, the proceeds of which shall have been credited to an account verified by Bank;

(f)         the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date; and

(g)        no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension.

The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4.           CREATION OF SECURITY INTEREST.

4.1        Grant of Security Interest.  Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents.  Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof.

4.2        Delivery of Additional Documentation Required.  Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

4.3        Right to Inspect.  Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5.           REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1        Due Organization and Qualification.  Borrower is a corporation and Advisor is a limited liability company, each duly existing under the laws of Delaware, and qualified and licensed to do business in any other state in which such qualification and licensing is required.

5.2        Due Authorization; No Conflict.  The execution, delivery, and performance of the Loan Documents and the request for each Advance hereunder are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in the Charter, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound or any laws, rules or regulations to which Borrower is subject.  Borrower is not in default under any material agreement to which it is a party or by which it is bound.

5.3        No Prior Encumbrances.  Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.4       Charter and Operating Agreements; Charter Documents.  The Charter is in full force and effect in the form presented to Bank as of the Closing Date.  The Advisor Operating Agreement and other organizational documents of Advisor are in full force and effect in the form presented to Bank as of the Closing Date.

5.5       Capital Calls.  Borrower has full power and authority to grant Bank a first-priority security interest in Borrower's right to request Capital Calls, and no disability or contractual obligation exists that would prohibit or otherwise restrict it from pledging such rights to Bank.  Advisor is required under the Charter unconditionally to make Capital Contributions in response to a Capital Call sufficient to satisfy Borrower’s obligation in respect of each Credit Extension.  Except as disclosed from time to time in writing to Bank, no Investor has transferred its partnership interests in Borrower or is a Defaulting Investor.

5.6        Name; Location of Chief Executive Office. Borrower has previously done business under the name “Star Mountain Credit Opportunities Fund, LP” prior to May 14, 2021, but it has not done business under any name other than that specified on the signature page hereof since May 14, 2021.  The chief executive officer of Borrower is located at the address indicated in Section 10 hereof.

5.7        Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a Material Adverse Effect.

5.8       No Material Adverse Change in Financial Statements.  All consolidated and consolidating financial statements related to Borrower and any Affiliate that Bank has received from Borrower fairly present in all material respects Borrower’s financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended.  There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

5.9        Solvency, Payment of Debts.  Borrower is solvent and able to pay its debts (including trade debts) as they mature.

5.10      Regulatory Compliance.  Borrower is an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act of 1940.  Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System).  Borrower has not violated any statutes, laws, ordinances or rules applicable to it, except for such violations as could not reasonably be expected to have a Material Adverse Effect.

5.11       Taxes.  Borrower has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein.

5.12       Subsidiaries.  Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.13       Reserved.

5.14      Government Consents.  Borrower has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for (i) Borrower to execute this Agreement and perform its obligations under this Agreement and (ii) the continued operation of Borrower’s business as currently conducted.

5.15       Full Disclosure.  No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

6.           AFFIRMATIVE COVENANTS.

Borrower shall do all of the following:

6.1        Good Standing.  Borrower shall maintain its corporate existence in its jurisdiction of organization and maintain qualification and good standing in each jurisdiction in which it is required to do so, except where the failure to be qualified could not reasonably be expected to result in a Material Adverse Effect.  Borrower shall maintain in force all licenses, approvals and agreements necessary for the conduct of its business as currently conducted, except where the failure to maintain such items could not reasonably be expected to have a Material Adverse Effect.

6.2        Government Compliance.  Borrower shall comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.

6.3        Financial Statements, Reports, Certificates.  Borrower shall deliver to Bank:

(a)        as soon as available, but in any case within sixty (60) days after the end of each of the first three fiscal quarters of Borrower, (i) an internally prepared quarterly financial statement for Borrower (including a balance sheet and income and cash flow statements, prepared in accordance with GAAP), (ii) a Compliance Certificate signed by a Responsible Officer and (iii) a quarterly report of underlying fund investments;

(b)        as soon as available, but in any event within ninety (90) days after the last day of each fiscal year, (i) audited annual financial statements of Borrower for the preceding year prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, (ii) a Compliance Certificate signed by a Responsible Officer and (iii) year-end reports for underlying fund investments;

(c)        within 15 days after the end of each fiscal quarter, (i) a Borrowing Base Certificate, (ii) a Capital Table, (iii) a copy of each Capital Call made during such quarter, (iv) a Capital Call reconciliation report, if any and (v) notices of any share redemption/repurchase requests and redemptions/repurchases during such quarter;

(d)        promptly upon distribution, copies of all statements, reports, notices and other information sent or made available generally by Borrower to all of its Investors;

(e)       promptly upon receipt of notice thereof, a report of any legal action pending or threatened against Borrower that is reasonably likely to result in damages or costs to Borrower of One Hundred Thousand Dollars ($100,000) or more;

(f)        within five (5) Business Days of the date an Investor or Investors transfer or purport to transfer all or a portion of such Investor’s or Investors’ interest in Borrower or Capital Commitment(s), or is or becomes a Defaulting Investor, notification thereof;

(g)        within three (3) Business Days of notice or knowledge thereof, notice of any default or event of default (howsoever defined) under the ABL Facility; and

(h)        such other financial information as Bank may reasonably request from time to time.

6.4        Charter.  Borrower shall cause the Charter to remain in full force and effect in the form presented to Bank on the Closing Date, provided that Borrower shall be permitted to amend the Charter without Bank’s consent if such amendment does not result in a Material Adverse Effect.  Borrower shall cause each of the Investors to make Capital Contributions to Borrower in accordance with the Charter, shall enforce the right to request Capital Contributions, and shall not amend, waive or release any of such rights to cause or enforce the Investors to make Capital Contributions to Borrower without Bank’s prior written consent. Borrower shall have the right under the Charter to request Capital Contributions throughout the term of this Agreement and in an aggregate amount sufficient to repay all of the obligations.

6.5        Taxes.  Borrower shall make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against by Borrower.

6.6        Bank Accounts; Deposit of Capital Call and Investment Proceeds.  Borrower shall maintain at all times at State Street Bank, subject to control agreements in favor of, and in form and content reasonably acceptable to, all of Borrower’s deposit and operating accounts, into which  Borrower shall cause the proceeds of (a) all Capital Calls, (b) all sales of Investments, and (c) all other returns of capital or gains on Investments, as well as all interest income, lease income, principal payments, fees and other amounts realized on Investments, to be deposited; Borrower shall further cause Bank to be permitted at all times to debit and/or ACH from such accounts for each and every payment (including principal, interest, and fees) at any time due hereunder.

6.7        Annual Member Meetings.  Borrower shall endeavor in good faith to invite Bank’s representatives to attend each annual meeting of Borrower’s Investors held by Borrower.

6.8        Key Individual.  At all times during the term of this Agreement, Brett A. Hickey shall remain active in the day-to-day management of Advisor in a manner satisfactory to Bank.

6.9        Further Assurances.  At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.           NEGATIVE COVENANTS.

Borrower will not do any of the following:

7.1        Dispositions.  Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”) all or any part of its business or property, other than Transfers of portfolio properties, securities, cash and Equipment in the ordinary course of Borrower’s business, and Permitted RIC Distributions, provided that following the occurrence and during the continuation of an Event of Default, Borrower may not Transfer any cash or other property contributed, paid or delivered to Borrower in connection with any Capital Call or Capital Contribution.  Notwithstanding anything to the contrary in this Agreement, Borrower may make Permitted RIC Distributions.

7.2        Change in Business; Change in Control or Executive Office.  Engage in any business other than as permitted by the Charter; or suffer or permit a Change in Control; or without written notification to Bank within forty-five (45) days, relocate its chief executive office or state of formation; or without Bank’s prior written consent, change the date on which its fiscal year ends.

7.3        Mergers or Acquisitions.  Merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of another Person, other than Permitted Investments.

7.4        Indebtedness.  Create, incur, assume or be or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

7.5       Encumbrances.  Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income other than Permitted Liens, or agree with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property.

7.6        Investments.  Directly or indirectly acquire or own, or make any Investment in or to any Person other than Permitted Investments.

7.7       Transactions with Affiliates.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for (i) distributions to its Investors or any transaction with any Affiliate of Borrower consummated in accordance with the Charter, (ii) transactions that are in the ordinary course of Borrower’s business (including Capital Contributions, distributions and transactions, in each case to the extent not otherwise prohibited by this Agreement or the Charter), that are upon fair and reasonable terms taken as a whole that are not materially favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, (iii) any Portfolio Investments and (iv) any investment advisory agreements and transactions permitted thereunder, entered into in the ordinary course of Borrower’s business upon fair and reasonable terms.

7.8        Subordinated Debt.  Make any payment in respect of any Subordinated Debt except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.9        Compliance.  Become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose, or fail to comply in any material respect with, or violate any, material law or regulation applicable to Borrower.

8.           EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default under this Agreement:

8.1        Payment Default.  If Borrower fails to pay any principal amount of the Obligations hereunder when due or any Obligations consisting of interest or fees within three (3) Business Days after their due date;

8.2        Covenant Default.  If (i) Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank, or (ii) there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect, and (a) as to any such default under Section 6.3 Borrower has failed to cure such default within five (5) Business Days and (b) as to any such default under clause (ii) Borrower has failed to cure such default within five (5) Business Days after the earlier of (x) the date Borrower becomes aware and notifies Bank of such default or (y) the date Bank becomes aware and notifies Borrower of such default, unless in the case of either clause (a) or (b) such default, by its nature, cannot reasonably be cured within such time period but can reasonably be cured with more time and effort, in which case such failure shall not be considered an Event of Default hereunder so long as Borrower promptly commences to cure such default, and thereafter diligently prosecutes such cure to completion;

8.3        Charter Matters.  If Borrower is dissolved or Borrower’s existence is otherwise terminated or any action is taken to effect such termination or Borrower’s dissolution, or if Borrower or Advisor fails to materially comply with any term of the Charter, or if any Investor or group of Investors is considered a Defaulting Investor with respect to an amount in excess of five percent (5%) of the Capital Contributions requested in any Capital Call, or if Advisor fails to make any Capital Contribution when due;

8.4        Material Adverse Change.  If a Material Adverse Effect remains in existence for thirty (30) days after notice from the Bank to Borrower specifying the circumstances of such Material Adverse Effect in reasonable detail;

8.5        Attachment.  If any portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.6        Insolvency or Bankruptcy.  If Borrower or Advisor becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower or Advisor, or if an Insolvency Proceeding is commenced against Borrower or Advisor and is not dismissed or stayed within ninety (90) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.7        Other Agreements.  If there is a default or other failure to perform (i) in any agreement to which Borrower or Advisor is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Hundred Thousand Dollars ($250,000) or which could have a Material Adverse Effect; or (ii) under the ABL Facility;

8.8        Judgments.  If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower and shall remain unsatisfied and unstated for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

8.9       Subordinated Debt.  If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank;

8.10     Misrepresentations.  If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

8.11      Collateral Assignment.  If the Collateral Assignment ceases for any reason to be in full force and effect, or Borrower fails to perform any obligation thereunder, or any misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth thereunder or in any certificate delivered to Bank in connection therewith.

9.           BANK’S RIGHTS AND REMEDIES.

9.1        Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a)       Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Bank);

(b)       Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c)        Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(d)      Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral.  Borrower agrees to assemble the Collateral if Bank so requires, and to make such documents and/or the Collateral available to Bank as Bank may designate.  Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.  With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)       Enforce all of the rights of Borrower under any subscription agreement and otherwise against any Investors or other Persons, including without limitation the right to compel Investors to make Capital Contributions under their respective subscription agreements, and apply the proceeds of such Capital Contributions to the Obligations;

(f)       Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral.  Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)       Dispose of the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

(h)        Bank may credit bid and purchase at any public sale; and

(i)        Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

9.2       Right of Setoff; Deposit Accounts.  Upon and after the occurrence and during the continuance of an Event of Default, Bank is hereby authorized by Borrower, at any time and from time to time, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of Borrower under the Loan Documents (whether matured or unmetered, fixed or contingent or liquidated or unliquidated) any and all amounts owing by Bank to Borrower (whether payable in U.S. Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Bank in its sole discretion may elect.

9.3       Power of Attorney.  Effective only upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney to:  (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) enforce any rights under the Charter and otherwise against any Investors or other Persons, including the right to compel Investors to make Capital Contributions and otherwise to perform their obligations under the Charter; provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred.  The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Advances is terminated.

9.4       Payments Collection.  At any time after the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount so owing.  Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.5       Bank Expenses.  If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower:  (a) make payment of the same or any part thereof; and (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure.  Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral.  Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.6        Bank’s Liability for Collateral.  So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for:  (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever.  All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.7        Remedies Cumulative.  Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative.  Bank shall have all other rights and remedies not inconsistent herewith as provided by law or in equity.  No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver.  No delay by Bank shall constitute a waiver, election, or acquiescence by it.  No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.8       Demand; Protest.  Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

9.9        Repurchases.  In the event that repurchase requests from Investors exceed 10% of Borrower’s total Capital Commitments in connection with Borrower’s tender offer for any quarter, Borrower shall provide written notice (“Repurchase Notice”) to Bank of the amount of the repurchase requests. Within fifteen (15) days of receipt of the Repurchase Notice, Bank may instruct Borrower (“Repurchase Instruction”) to cancel the tender offer for the following quarter (“Subsequent Quarter”). If Borrower receives a Repurchase Instruction from Bank within the aforementioned 15-day period, Borrower shall promptly cancel the tender offer scheduled for the Subsequent Quarter, and Borrower may not repurchase shares of common stock from its Investors during the Subsequent Quarter.

10.         NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by electronic mail to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:
STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.
c/o Star Mountain Fund Management, LLC
2 Grand Central Tower
140 East 45th Street, 37th Floor
New York, NY 10017
Attn: Brett A. Hickey
Email: Brett.Hickey@StarMountainCapital.com

If to Bank:	EAST WEST BANK 135 N. Los Robles Pasadena, CA 91101 Attn: Derrick Pan Email: derrick.pan@eastwestbank.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.         CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.  Jurisdiction shall lie in the State and Federal courts in Los Angeles County, California.  BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED.  EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM.  THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Los Angeles County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Los Angeles County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Los Angeles County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12.         GENERAL PROVISIONS.

12.1     Successors and Assigns.  This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion.  Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2      Indemnification.  Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s (i) bad faith, gross negligence or willful misconduct or (ii) breach of this Agreement or any other Loan Document.

12.3      Time of Essence.  Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4     Severability of Provisions.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5     Amendments in Writing, Integration.  Neither this Agreement nor the Loan Documents can be amended or terminated orally.  All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.6     Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Agreement (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof or thereof.

12.7       Survival.  All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrower.  The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

[Rest of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation

By:	/s/ Brett A. Hickey
Name:	Brett A. Hickey
Title:	Authorized Signatory

[Signature Page to Loan and Security Agreement]

EAST WEST BANK,
a California banking corporation

By:	/s/ Derrick Pan
Name: Derrick Pan
Title: Senior Vice President

[Signature Page to Loan and Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

The following personal property of Borrower, whether presently existing or hereafter created or acquired:

(a)        all of Borrower’s right to make Capital Calls and otherwise request Capital Contributions under any agreement;

(b)        any right under any agreement to enforce one or more Capital Calls;

(c)        all cash and other property contributed, paid, or delivered in connection with any Capital Call or Capital Contribution;

(d)       all accounts, inventory, equipment, documents, instruments, chattel paper, investment property, general intangibles (including copyrights, patents, trademarks, domain names and  other intellectual property), deposit accounts, letter-of-credit rights, commercial tort claims, and all other personal property of Borrower;

(e)        all of Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing such books and records; and

(f)         any and all proceeds of any of the foregoing; and

(g)         any and all supporting obligations and security for any right to payment in connection with any of the foregoing.

All terms above have the respective meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

A-1

EXHIBIT B

REVOLVING FACILITY NOTE

$25,000,000	June 22, 2022

FOR VALUE RECEIVED, the undersigned, STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of East West Bank (“Bank”) at its Principal Office located at 9300 Flair Drive, 6th Floor, El Monte, CA  91731, or at such other place as Bank may from time to time designate in writing, in lawful money of the United States and in immediately available funds, the principal amount of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000) or so much of the Advances (as defined in the Loan and Security Agreement (defined below)) as may be advanced from time to time, together with interest from the date of disbursement computed on the principal balances hereof from time to time outstanding as set forth in the Loan and Security Agreement dated as of the date hereof by and between Bank and Borrower, and as amended from time to time (the “Loan Agreement”).  The Loan Agreement is incorporated herein by this reference in its entirety.  Capitalized terms used but not otherwise defined herein are used in this Revolving Facility Note (this “Note”) as defined in the Loan Agreement.

This Note is entitled to the benefits of the Loan Agreement.  The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.

Borrower further promises to pay interest on the unpaid principal amount hereof outstanding from time to time from the date hereof until payment in full hereof at the rate (or rates) from time to time applicable to the Advances as determined in accordance with the Loan Agreement.  Interest shall be calculated on the basis of a three hundred sixty (360)-day year for the actual days elapsed.

Borrower waives demand, presentment and protest, and notice of demand, presentment, protest and nonpayment.  Except as otherwise provided in the Loan Agreement or other Loan Documents, Borrower waives all rights to notice and hearing of any kind upon the occurrence of an Event of Default prior to the exercise by Bank of its rights under the Loan Agreement.

If this Note is not paid when due, whether at its specified or accelerated maturity date, Borrower promises to pay all reasonable costs of collection and enforcement of this Note, including, but not limited to, reasonable attorneys’ fees and costs, incurred by Bank hereof on account of such collection or enforcement, whether or not suit is filed hereon.

This Note shall be governed and construed in accordance with the laws of the State of California.

B-1

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Facility Note as of the date and year first above written.

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation

By:
Name:	Brett A. Hickey
Title:	Authorized Signatory

B-2

Exhibit C

LOAN ADVANCE/PAYDOWN REQUEST FORM

DEADLINE FOR SAME BUSINESS-DAY PROCESSING IS 12:00 NOON, Pacific Time

To:	[***]	Date:
Copy:	[***]
[***]

FROM: STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

Authorized Signer’s Name: __________________________

Authorized Signature: _____________________________

All representations and warranties of Borrower stated in the Loan Agreement are true and correct in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true and correct in all material respects as of such date.

DRAWDOWN	PAYDOWN

FROM LOAN #: ______________________________	FROM DDA ACCOUNT #: ________________________

TO DDA ACCOUNT #: ________________________	TO LOAN#: ______________________________

AMOUNT: __________________________________	PRINCIPAL AMOUNT: ___________________________

INTEREST AMOUNT: ___________________________

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE?  (PLEASE CIRCLE ONE)          YES          NO

If YES, the Outgoing Wire Transfer Instructions must be completed below.

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Bank Transfer Number
The items marked with an asterisk (*) are required to be completed.
*Beneficiary Name

*Beneficiary Account Number

*Beneficiary Address

Amount	[SAME AS AMOUNT OF DRAWDOWN ABOVE]

*Routing Number (ABA/SWIFT/IBAN)

*Receiving Institution Name

*Receiving Institution Address

Other Instructions

C-1

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower:  STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

1.	Uncalled Capital of Institutional Investors	$

2.	Uncalled Capital of Institutional Investors that are Defaulting Investors	$

3.	Uncalled Capital of any Institutional Investor in excess of 25% of aggregate Uncalled Capital of all Investors	$

4.	Net Eligible Uncalled Capital from Institutional Investors (No. 1 minus No. 2 minus No. 3)	$

5.	Institutional Investor Borrowing Base component (75% of No. 4)	$

6.	Uncalled Capital of Non-Institutional Investors	$

7.	Uncalled Capital of Non-Institutional Investors that are Defaulting Investors	$

8.	Uncalled Capital of any Non-Institutional Investor in excess of 10% of aggregate Uncalled Capital of all Investors	$

9.	Net Eligible Uncalled Capital for Non-Institutional Investors (No. 6 minus No. 7 minus No. 8)	$

10.	Non-Institutional Investor Borrowing Base component (50% of No. 9)	$

11.	Aggregate Borrowing Base (No. 5 plus No. 10)	$

12.	Revolving Line	$	[1]

13.	Maximum Aggregate Borrowings (Lesser of No. 11 or No. 12)	$

14.	Outstanding Advances	$

15.	Availability (No. 13 minus No. 14)	$

The undersigned represents and warrants that the attached Schedule sets forth a true, complete and correct listing of the Uncalled Capital as of the date set forth below.

1 Insert lesser of $25,000,000 or 20% of total Commitments

D-1

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and East West Bank.

COMMENTS:

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation

By:
Name: Brett A. Hickey
Title: Authorized Signatory

D-2

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:          EAST WEST BANK

FROM:    STAR MOUNTAIN FUND MANAGEMENT, LLC

The undersigned authorized officer of STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank dated as of June 22, 2022 (the “Agreement”), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with generally accepted accounting principles and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Annual audited consolidated financial statements, Compliance Certificate, year-end report regarding underlying fund investments	FYE within 90 days	Yes	No

Quarterly financial statements (Borrower-prepared), Compliance Certificate, quarterly reports of underlying fund investments	Quarterly within 60 days after the first 3 fiscal quarters of each fiscal year	Yes	No

Borrowing Base Certificate, updated Capital Table, Capital Call Notices (if any), Capital Call reconciliation report (if any) and redemption/repurchases (and requests therefor)	Quarterly within 15 days after each fiscal quarter end	Yes	No
Borrowing Base Certificate and most recently reconciled Capital Call collections report	With each Advance request	Yes	No
Notice of default or event of default under ABL Facility	Within 3 Business Days of notice or knowledge	Yes	No

Financial Covenants	Required	Complies

Maximum Defaulting Investors
Within 5 days of due date, no more than 5% in the aggregate for each Capital Call Number of defaults: _______________;
Aggregate dollar value of defaults: ________________; Individual defaults listed on attached.
		Yes	No
Transfers of Investor Interests	Not to exceed 10% of all Investor Interests Number of transfers:	Yes	No
Redemptions/Repurchases, Requests	Not to exceed 10% quarterly of total Commitments Number / % of redemptions:	Yes	No

E-1

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Verified: ________________________________________________________________
SIGNATURE	AUTHORIZED SIGNER

Date: ___________________________________________________________________
TITLE
	Compliance Status	Yes	No

DATE

E-2

EAST WEST BANK
Member FDIC

ITEMIZATION OF AMOUNT FINANCED
DISBURSEMENT INSTRUCTIONS
(Line of Credit)

Name: STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.,
a Delaware corporation	Date: June 22, 2022

$	credited to deposit account No. when Advances are requested or disbursed to Borrower by cashier’s check or wire transfer
$	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for EAST WEST BANK to disburse the loan proceeds as stated above.

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation

By:
Name: Brett A. Hickey
Title: Authorized Signatory

EAST WEST BANK
AUTOMATIC DEBIT AUTHORIZATION
(Line of Credit)

To: EAST WEST BANK

Re: Loan #

You are hereby authorized and instructed to charge account No. in the name of STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.
for principal, interest, and other payments due on above referenced loan as set forth below and credit the loan referenced above.

☒ Debit each interest payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

☒ Debit each principal payment as it becomes due according to the terms of the note and any renewals or amendments thereof.

☒ Debit each payment of fees (including unused fees, if any) and Bank Expenses according to the terms of the Loan Agreement.

This Authorization is to remain in full force and effect until revoked in writing.

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation	June 22, 2022

By:
Name: Brett A. Hickey
Title: Authorized Signatory

Automatic Debit Authorization

Authority to Procure Loans

As of June 22, 2022, the undersigned, being an authorized officer of STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., acknowledges, confirms and certifies to EAST WEST BANK (“Bank”), that:

1.
STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP. is a Delaware corporation (the “Company”).  The advisor to the Company is Star Mountain Fund Management, LLC, a Delaware limited liability company (the “Advisor”).  The Company is entering into a credit relationship with Bank.  These resolutions are being provided by the Company to confirm to Bank that they have taken all actions necessary to cause the Company to enter into a Loan and Security Agreement and related documents, and any and all amendments to any of the foregoing, with Bank.

2.	Any one (1) of the following individuals:

TYPE OR PRINT NAME(S) OF INDIVIDUAL(S)

Name	Title	Signature

is/are authorized to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from the Bank for or on behalf of the Company;

(b)	Discount with Bank, commercial or other business paper belonging to the Company, made or drawn by or upon third parties, without limit as to amount; and

(c)
Execute in such form as may be required by the Bank all notes and other evidences of such loans, letter of credit agreements, including applications therefor, all security agreements, financing statements, deeds of trust, mortgages and instruments of pledge, assignment or lien, and such other documents and/or instruments as shall be required by Bank in connection with such loans and/or letters of credit, and that none of the same shall be valid unless so signed or endorsed, provided, however, that the endorsement of promissory notes discounted may be effected by any one member of the Company.

3.
The Bank is further authorized and directed to pay the proceeds of any such loans, advances or discounts as directed by the individual(s) so authorized to sign, whether so payable to the order of any of such individual(s) in his or her individual capacity or not, and whether such proceeds are deposited to the individual credit of any of such individual(s) or not.

4.
This authorization shall be effective (and Bank shall be entitled to rely fully on it) notwithstanding any contrary terms contained in any operating agreement now or hereafter adopted by the Company, and shall remain in full force and effect until the Company officially notifies Bank to the contrary in writing (such notice to have no effect on any action previously taken by Bank in reliance on this authorization).

Authority to Procure Loans

5.
Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of this Authorization are ratified, confirmed and approved as the act or acts of the Company.

6.	The signature appearing below is the genuine, original signature of the sole member of the Advisor.

7.	The foregoing resolutions have been approved by the board of directors of the Company, intending to bind the Company.

Brett A. Hickey, an individual,
an authorized signatory of
STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation

Authority to Procure Loans

COMMERCIAL LOANS ONLY - AUTHORIZATION FOR AUTOMATIC DEBIT OF FEES

Loan Account #: ☒New Request ☐Updated Request Borrower Name: STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP. Daytime Phone #: Email Address:

Automatic Payment Account Information:

☒ Debit from Business Checking at East West Bank                                                               ☐   Advance from Loan Account Stated Above

Designated East West Bank Account

                                         Accountholder:
(Must be same as Loan Account on record) __________________________________
                                      Account Number:
                                                                         _________________________________

☐ Facility Fee	☒ Unused Fee	☐ Letter of Credit Fee	☐ Collateral Exam Fee

The undersigned hereby authorizes East West Bank ("Bank") on behalf of the borrower stated above ("Borrower") to debit the fees due on the above-referenced Loan Account within 10 business days after the due date stated in the applicable loan agreement or as billed until Borrower notifies Bank to discontinue the automatic debit process. Borrower shall ensure that sufficient funds are available at least 1 business day prior to the fee due date or the bill date as debiting may occur at any time during such period including prior to the time Bank opens for business. Borrower understands that if there are insufficient funds in the designated account and payment is rejected as a result, Bank may assess and debit the applicable non-sufficient fund (NSF) fee.  Bank acknowledges that if any payment authorized to be debited by this form are, for whatever reason, debited or applied to Borrower’s account after the due date thereof, any such late payment shall not result in an Event of Default under the Loan Agreement and, provided further, that if any payment authorized to be debited by this form are debited or applied to Borrower’s account after the due date thereof due to Bank error (administrative, technical or otherwise) any such late payment shall not result in any assessment of late fees or default interest.

Borrower may discontinue this preauthorized electronic fund transfer by notifying Bank representative on the Loan Account or by mail at the address noted below. Any request to discontinue must be received at least 3 business days prior to the scheduled date.

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

By:			Date:	June 22, 2022
Name: Brett A. Hickey
Title: Authorized Signatory

IMPORTANT INFORMATION:

•      Please continue to pay all fees until Borrower receives affirmative notice on the automatic debit process in writing.
•      East West Bank should be notified immediately of any change in street address, email address and/or telephone number.
•      If the fee payment due date falls on a holiday or a weekend, the payment will be debited on the next business day.
•      Please email the completed form to the Relationship Manager at East West Bank on Borrower's Loan Account or mail to:
East West Bank, Attn: Loan Servicing - Commercial
P.O. Box 60020, City of Industry, CA 91716-0020

For Bank Use Only:

Prepared By:	Date:

Processed By:	Date:

Audited By:	Date: